SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 24, 2002

SAXON ASSET SECURITIES COMPANY (as Depositor under the Trust Agreement, dated as of February 1, 1998, providing for the issuance of Mortgage Loan Asset Backed Certificates, Series 1998-1)

         Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	333-04127	52-1865887
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 967-7400

                                 No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registered issuances of Mortgage Loan Asset Backed Certificates, Series 1998-1 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by Registration Statements on Form S-3 (Registration File No. 333-04127) (together, the "Registration Statement").  Pursuant to the Registration Statement, the Registrant issued $473,686,000 in aggregate principal amount of Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class MF-1, MF-2, Class MV-1, Class MV-2, Class BF-1, Class BF-2, Class BF-3, Class C and Class R Certificates of its Mortgage Loan Asset Backed Certificates, Series 1998-1 on March 5, 1998.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated February 19, 1997, as supplemented by the Prospectus Supplement dated February 26, 1998 (the "Prospectus Supplement"), to file a copy of the Trust Agreement (as defined below) and other operative agreements executed in connection with the issuance of the Certificates, a form of which was filed as an exhibit to the Registration Statement.

Saxon Asset Securities Company, as Depositor, Saxon Mortgage, Inc., as Master Servicer and JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as Trustee, entered into the First Amendment to Trust Agreement (the "Amendment"), attached hereto as Exhibit 4.1 hereto, dated as of April 24, 2002, among the Depositor, the Master Servicer and the Trustee.  The Amendment amended the Trust Agreement (as amended, the "Trust Agreement"), dated as of February 1, 1998, a form of which was filed as an exhibit to the Registrant's Form 8-K dated as of July 21, 1998.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

First Amendment to Trust Agreement, dated April 24, 2002, among Saxon Asset Securities Company, as Depositor, Saxon Mortgage, Inc., as Master Servicer and JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON ASSET SECURITIES COMPANY

By: /s/ Bradley D. Adams

       Name: Bradley D. Adams

       Title:   Senior Vice President

Dated:  April 24, 2002

EXHIBIT INDEX

Exhibit No.

Description

4.1

First Amendment to Trust Agreement, dated April 24, 2002, among Saxon Asset Securities Company, as Depositor, Saxon Mortgage, Inc., as Master Servicer, Meritech Mortgage Services, Inc., as Servicer, and Bankers Trust Company, as Trustee.